Exhibit 10.1

RESTRICTED STOCK UNIT AWARD AGREEMENT

(PERFORMANCE-BASED VESTING)

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”) is entered into by and between iStar Financial Inc. (the “Company”) and the Participant identified on the Notice of Grant of Award attached hereto (the “Notice”), effective as of January 18, 2008 (the “Award Date”), and sets forth the general terms and conditions of an award of restricted stock units (“Units”) relating to shares of Common Stock of the Company (“Shares”) made to the Participant, pursuant to the iStar Financial Inc. 2006 Long-Term Incentive Plan (the “Plan”).  Except as otherwise defined herein, capitalized terms used in this Agreement have the respective meanings set forth in the Plan.  The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.

1.                                       Award.  The number of Units, representing the right to receive an equivalent number of Shares, is set forth in the attached Notice.

2.                                       Vesting.

(a)                                  The Units shall vest on the Vesting Date if (i) the Total Shareholder Return on the Shares during the Measurement Period equals or exceeds the Threshold Return, and (ii) the Participant’s employment with an iStar Entity has not terminated before the Vesting Date.  Any Units that do not vest on the Vesting Date shall be forfeited.

(b)                                 Upon the vesting of Units, but in no event later than the March 15th following the year in which the Vesting Date occurs, the Company shall deliver to the Participant a number of Shares equal to the number of vested Units.  The Company shall withhold Shares in an amount necessary to satisfy any applicable income taxes and other withholding obligations due in connection with the vesting of the Units.  Promptly following the Vesting Date, the net amount of Shares shall be issued and delivered to Participant, free of any restrictive legend or other restrictions, in certificated form or otherwise as Participant may direct.

(c)                                  In the event that Participant voluntarily terminates employment with an iStar Entity, or Participant’s employment is terminated by an iStar Entity either (i) for Cause at any time or (ii) without Cause prior to January 1, 2010, any unvested Units shall be forfeited automatically as of the date of termination of employment.

3.                                       Definitions.  As used herein, the following terms shall have the following meanings:

(a)                                  “Cause” means:

(i)                                     Any actions or omissions representing fraudulent or willful misconduct against the Company, any of its affiliates or any iStar Entity; provided, however, that no act or failure to act shall be considered “willful” unless it is done, or omitted to be done, without reasonable belief that such action or omission was in the best interest of the Company or the iStar Entity that then employs Participant;

(ii)                                  conviction of a felony (unless such felony solely involves traffic violations or unless such felony is reversed, overturned or vacated on appeal);

(iii)                               any grossly negligent action or omission or action or omission representing reckless disregard of any of Participant’s duties and obligations as an employee or otherwise to the Company, its affiliates or any iStar Entity if such action or omission results in materially adverse consequences for the Company, its affiliates or any iStar Entity;

(iv)                              a knowing action or knowing omission to take any action which would place the Company or any iStar Entity that employs Participant in material default in the performance of any of its contractual or legal duties or obligations to other persons or entities; provided, however, that no act or failure to act shall be considered “knowing” unless it is done, or omitted to be done, without reasonable belief that such action or omission was in the best interest of the Company or any iStar Entity that employs Participant;

(v)                                 the failure by Participant to substantially perform his or her duties to the Company, its affiliates or any iStar Entity that employs Participant (excluding, however, any failure to meet any performance targets), which failure remains uncured after not less than thirty (30) days prior written notice from the Company or any iStar Entity that employs Participant specifying in reasonable detail the failure complained of, except where such failure results from incapacity due to physical or mental illness; or

(vi)                              any dereliction of duty or negligent misconduct in respect of Participant’s duties and obligations as an employee or otherwise to the Company, its affiliates or any iStar Entity which results in a breach by the Company or any iStar Entity that employs Participant of any contractual agreement binding upon the Company or any iStar Entity that employs Participant and which breach causes material adverse consequences for the Company, its affiliates or any iStar Entity.

(b)                                 “Change in Control” has the meaning ascribed to such term under the Plan.

(c)                                  “Total Shareholder Return” means the per annum compound rate of increase in the Share Price of an investment in Shares on the first day of the Measurement Period (assuming purchase of Shares at their Share Price on such day) through the last day of the Measurement Period, plus all dividends or distributions paid with respect to Shares during the Measurement Period, and assuming reinvestment in Shares of all such dividends and distributions, as adjusted to give effect to Section 5 hereof.

(d)                                 “iStar Entity” means the Company and any entity controlled by, controlling or under common control with the Company.

(e)                                  “Measurement Period” means the period from and including the Award Date to and including the Vesting Date.

(f)                                    “Share Price” means the average of the closing prices for the Shares, as reported on the principal stock exchange or automated quotation system on which the Shares are traded or listed, for the 20 trading days ended on the trading date immediately preceding the date as of which the Share Price is being determined; provided, however, that if the Shares are not publicly traded, then the Share Price shall be equal to the fair market value of the Shares as determined by the Board of Directors of the Company.

(g)                                 “Threshold Return” means Twenty Percent (20%); provided, however, that, in the event the Vesting Date occurs prior to December 31, 2010, the Threshold Return of 20% shall be adjusted downward on a pro rata basis based upon the actual number of days that have elapsed in the Measurement Period.

(h)                                 “Vesting Date” means the earliest to occur of (i) December 31, 2010, (ii) the date of the occurrence of a Change in Control, or (iii) in the event Participant’s employment with an iStar Entity terminates by reason of death or disability, or Participant’s employment is terminated by an iStar Entity without Cause on or after January 1, 2010, the date Participant’s employment terminates.

4.                                       Restrictions on Units.

(a)                                  The “Restricted Period” with respect to each installment of Units is the period commencing on the Award Date and ending on the Vesting Date.

(b)                                 During the Restricted Period, Units that are not vested (and the Shares represented by such Units) are not transferable except as designated by Participant by will or by the laws of descent and distribution or, subject to such procedures as the Administrator may establish, to or for the benefit of Participant’s family.  Except as permitted by the foregoing, Units that are not vested (and the Shares represented by such Units) may not be sold, assigned, transferred, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law and otherwise) or be subject to execution, attachment or similar process.  Any attempt to so sell, transfer, assign, pledge, hypothecate, voluntarily encumber or otherwise dispose of Units or Shares shall be null and void.  Upon the vesting of Units, the Shares that are delivered to Participant shall be fully transferable by Participant.

(c)                                  During the Restricted Period, Units that are not vested (and the Shares represented by such Units) shall not be evidenced by a certificate registered in the name of Participant.

(d)                                 During the Restricted Period, Participant shall not be entitled to vote with respect to Shares represented by Units that are not vested.  Upon the vesting of Units, Participant shall have full rights as a shareholder with respect to the Shares to be delivered to Participant upon vesting, including the right to vote such Shares.

(e)                                  During the Restricted Period, Participant shall not be entitled to receive any dividend equivalent payments with respect to any Units that are not vested.

5.                                       Adjustments to Number of Units and Shares.  In the event of any change in the Company’s outstanding Shares by reason of any stock dividend, split, spinoff, recapitalization or other similar change, the terms and the number of any outstanding Units (and the Shares represented by such Units) shall be equitably adjusted by the Administrator in its discretion to the extent the Administrator determines that such adjustment is necessary to preserve the benefit of this Agreement for Participant and the Company.

6.                                       Agreement Not Contract of Employment.  This Agreement does not constitute a contract of employment, and does not give Participant the right to be retained in the employ of the Company.

7.                                       Successors and Assigns.  This Agreement shall be binding upon, and inure to the benefit of, the Company, its successors and assigns, and any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.

8.                                       Administration.  The authority to administer and interpret this Agreement shall be vested in the Administrator, and the Administrator shall have all the powers with respect to this Agreement as it has with respect to the Plan.  Any interpretation of the Agreement by the Administrator and any decision made by it with respect to the Agreement are final and binding on all persons.

9.                                       Representations.  The Shares represented by the Units are currently registered under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws, pursuant to an effective registration statement.  Participant hereby represents and covenants that any subsequent sale of any such Shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws.

10.                                 Plan Governs.  The terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by Participant from the office of the Secretary of the Company.

11.                                 Amendment and Termination.  The Board of Directors of the Company may at any time amend or terminate the Plan, provided that no such amendment or termination may materially adversely affect the rights of Participant awarded hereunder.

12.                                 Waiver of Responsibility.  Participant understands that the Company has assumed no responsibility for advising Participant as to the tax consequences to Participant of the grant of Units under this Agreement.  Participant should consult with his or her individual tax advisor concerning the applicability of Federal, state and local tax laws to the Units and to his or her personal tax circumstances.